Exhibit 99.1
OpenTV Reports First Quarter Results
San Francisco, Calif., May 8, 2007 - OpenTV (NASDAQ GM: OPTV), a leading provider of solutions for the delivery of advanced digital television and cross platform interactive services, today announced financial results for its first quarter ended March 31, 2007.
“Our first quarter results were driven by solid revenue growth in our Middleware and Applications segments,” said OpenTV’s Chief Executive Officer, Alan Guggenheim. “We continue to focus on execution and leveraging our market-leading positions to generate sustainable revenue growth and profitability over the long-term. Our mission is to be the leading provider of end-to-end solutions for the delivery of convergent media experiences, and we will continue to pursue the many growth opportunities before us with a managed global vision.”
Key Operating Measures

	Three months ended	Three months ended
USD Millions	March 31, 2007	March 31, 2006	Change
Revenues	$26.4m	$24.9m	6%
Adjusted EBITDA, before unusual items	$0.3m	$0.8m	$(0.5)m
Cash, Cash Equivalents and Marketable Debt Securities	$71.8m	$61.6m	17%
First Quarter 2007
For the quarter ended March 31, 2007, revenues were $26.4 million, an increase of 6% over revenues of $24.9 million for the first quarter of 2006. Royalties and licenses revenues increased 9% to $17.9 million. Services and other revenues remained the same as in the prior year quarter at $8.5 million. Adjusted EBITDA, before unusual items, was $0.3 million for the quarter ended March 31, 2007, compared to $0.8 million for the first quarter of 2006. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. Reconciliations of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release.
Net loss for the first quarter of 2007 was $3.1 million, or $(0.02) per share, which is the same as the first quarter of 2006.
As of March 31, 2007, the Company had $31.4 million in deferred revenue, compared with $25.6 million at the end of 2006.
As of March 31, 2007, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $71.8 million compared to $65.2 million as of December 31, 2006.

Exhibit 99.1
Segment Information (year-over-year comparisons)
Revenues
•	Middleware and Integrated Technologies revenues increased by 10% to $21.7 million, compared to $19.8 million.

•	Applications revenues increased by 7% to $4.4 million, compared to $4.1 million.

•	BettingCorp revenues decreased by 70% to $0.3 million, compared to $1.0 million.
Contribution Margin
•	Middleware and Integrated Technologies contribution margin decreased by $1.0 million to $6.7 million, compared to $7.7 million in the year-ago quarter resulting from increased headcount and headcount–related costs, and consulting and subcontractor costs, which were due to our continued investment in this segment.

•	Applications contribution margin improved by $0.9 million to $0.1 million, compared to a loss of $0.8 million.

•	BettingCorp contribution margin decreased by $0.1 million to a loss of $0.9 million, compared to a loss of $0.8 million.
For the first quarter of 2007, total contribution margin from the Company’s operating segments decreased to $5.9 million, compared to $6.1 million in the first quarter of 2006. Unallocated corporate overhead was $5.6 million in the first quarter of 2007, $0.3 million higher than unallocated corporate overhead of $5.3 million in the first quarter of 2006.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s first quarter financial results. The details of the call are as follows:

Date and Time:	Tuesday, May 8, 2007 at 5 p.m. ET / 2 p.m. PT
Dial-in Number US:	866-578-5771
Dial-in Number International:	617-213-8055
Pass Code:	59363948
Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	41156214
The conference call replay will be available from Tuesday, May 8 at 7 p.m. ET / 4 p.m. PT through Tuesday, May 15 until 7 p.m. ET / 4 p.m. PT. To access a live webcast of the conference call, please go to the Investor Relations section of the OpenTV Web site at www.opentv.com.
About Segment Information
Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of

Exhibit 99.1
which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.
In addition to reviewing the company’s business segments by revenues, management also reviews and assesses the “contribution margin” of each of these segments, which is a non- GAAP financial measure.
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.
“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate overhead, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.
Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net loss as presented in the accompanying financial statements, because OpenTV believes consolidated net loss is the most directly comparable financial measure presented in accordance with GAAP.
While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.
Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a

Exhibit 99.1
more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About OpenTV
OpenTV is one of the world’s leading providers of solutions for the delivery of digital and interactive television. The company’s software has been integrated in over 88 million digital set-top boxes and digital televisions around the world. The software enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive shopping, interactive and addressable advertising, games and gaming and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.
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Investor Contact:	Press Contacts

Todd St. Onge / Brad Edwards	Barbara Cassidy
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5000
stonge@braincomm.com	barbara.cassidy@opentv.com
edwards@braincomm.com

Exhibit 99.1
OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2007	2006 *
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,763	$48,616
Short-term marketable debt securities	21,003	8,681
Accounts receivable, net of allowance for doubtful accounts of $448 and $348 at March 31, 2007 and December 31, 2006, respectively	20,085	20,560
Prepaid expenses and other current assets	5,448	5,799

Total current assets	93,299	83,656

Long-term marketable debt securities	4,020	7,928
Property and equipment, net	7,161	7,231
Goodwill	98,662	98,645
Intangible assets, net	16,776	18,477
Other assets	4,734	4,827

Total assets	$224,652	$220,764

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,358	$4,335
Accrued liabilities	13,877	17,020
Current portion of accrued restructuring	1,003	416
Current portion of deferred revenue	17,459	12,614

Total current liabilities	34,697	34,385

Long-term liabilities:
Taxes payable	1,771	1,920
Deferred rent	1,148	1,201
Accrued restructuring	1,168	1,954
Deferred revenue	13,934	12,987

Total long-term liabilities	18,021	18,062

Total liabilities	52,718	52,447

Commitments and contingencies

Minority interest	477	486

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 108,145,056 and 107,906,960 shares issued and outstanding, including treasury shares, at March 31, 2007 and December 31, 2006, respectively	2,235,686	2,235,495
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,510,150 and 30,631,746 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	35,953	35,953
Additional paid-in capital	498,191	491,630
Treasury shares at cost, 76,327 shares	(38)	(38)
Accumulated other comprehensive loss	(243)	(261)
Accumulated deficit	(2,598,092)	(2,594,948)

Total shareholders’ equity	171,457	167,831

Total liabilities, minority interest and shareholders’ equity	$224,652	$220,764

*	The condensed consolidated balance sheet at December 31, 2006 has been derived from the company’s audited consolidated financial statements at that date.

Exhibit 99.1
OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
Revenues:
Royalties and licenses	$17,861	$16,371
Services and other	8,545	8,525

Total revenues	26,406	24,896
Cost of revenues:
Royalties and licenses	1,684	1,741
Services and other	10,441	9,058

Total cost of revenues	12,125	10,799

Gross profit	14,281	14,097
Operating expenses:
Research and development	8,863	8,363
Sales and marketing	2,896	2,653
General and administrative	5,514	5,348
Amortization of intangible assets	510	529

Total operating expenses	17,783	16,893

Loss from operations	(3,502)	(2,796)
Interest income	504	550
Other income	72	3
Minority interest	9	9

Loss before income taxes	(2,917)	(2,234)
Income tax expense	227	893

Net loss	$(3,144)	$(3,127)

Net loss per share, basic and diluted	$(0.02)	$(0.02)

Shares used in per share calculation, basic and diluted	138,505,301	135,976,561

Exhibit 99.1
OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,144)	$(3,127)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization of property and equipment	970	749
Amortization of intangible assets	1,701	1,765
Share-based compensation	1,115	1,071
Non-cash employee compensation	26	27
Provision for doubtful accounts	100	65
Loss on disposal of fixed assets	—	6
Minority interest	(9)	(9)
Changes in operating assets and liabilities:
Accounts receivable	375	(4,367)
Prepaid expenses and other current assets	351	(189)
Other assets	93	(317)
Accounts payable	(1,977)	(957)
Accrued liabilities, taxes payable and deferred rent	(3,345)	2,691
Accrued restructuring	(199)	(67)
Deferred revenue	5,792	628

Net cash provided by / (used in) operating activities	1,849	(2,031)

Cash flows from investing activities:
Purchase of property and equipment	(904)	(637)
Proceeds from sale of marketable debt securities	4,288	3,311
Purchase of marketable debt securities	(12,681)	(215)

Net cash provided by / (used in) investing activities	(9,297)	2,459

Cash flows from financing activities:
Capital contribution from the controlling shareholder	5,395	—
Proceeds from issuance of ordinary shares	199	35

Net cash provided by financing activities	5,594	35

Effect of exchange rate changes on cash and cash equivalents	1	(245)

Net increase / (decrease) in cash and cash equivalents	(1,853)	218

Cash and cash equivalents, beginning of period	48,616	47,229

Cash and cash equivalents, end of period	$46,763	$47,447

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(522)	$(277)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$17	$17,427

Exhibit 99.1
OPENTV CORP.
SEGMENT INFORMATION AND RECONCILIATION OF
CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET LOSS
(In thousands)

	Three Months Ended March 31,
	2007	2006
Revenues:
Middleware and integrated techonologies
Royalties and licenses	$16,551	$15,581
Services and other	5,123	4,251

Subtotal — Middleware and integrated technologies	21,674	19,832
Applications
Royalties and licenses	1,310	790
Services and other	3,136	3,297

Subtotal — Applications	4,446	4,087
BettingCorp
Services and other	286	977

Subtotal — BettingCorp	286	977

Total Revenues	$26,406	$24,896

Contribution Margin / (Loss):
Middleware and integrated technologies	$6,704	$7,658
Applications	88	(793)
BettingCorp	(867)	(809)

Total Contribution Margin	5,925	6,056

Unallocated corporate overhead	(5,615)	(5,240)

Adjusted EBITDA	310	816

Depreciation and amortization	(970)	(749)
Amortization of intangible assets	(1,701)	(1,765)
Share-based and non-cash compensation	(1,141)	(1,098)
Interest income	504	550
Other income	72	3
Minority interest	9	9

Loss before income taxes	(2,917)	(2,234)
Income tax expense	227	893

Net loss	$(3,144)	$(3,127)